Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 15d-14(b) UNDER SECURITIES EXCHANGE ACT OF 1934 AND

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF UNITED STATES CODE

In connection with the quarterly report of Verso Paper Holdings LLC (the “Company”) for the quarterly period ended June 30 2009 (the “Report”), I, Robert Mundy, certify that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2009

/s/ Robert P. Mundy
Robert P. Mundy Senior Vice President and Chief Financial Officer